BENHAM TARGET MATURITIES TRUST - 1995 PORTFOLIO

                           AVERAGE ANNUAL TOTAL RETURN
                               SEPTEMBER 30, 1995



                               [GRAPHIC OMITTED]



P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.




                            P              ERV               N             T
                         ---------      ---------       ---------        ------
Calculation:

 One Year                $1,000.00      $1,057.70        1.000000         5.77%

 Five Years              $1,000.00      $1,502.96        5.000000         8.49%

 Ten Years               $1,000.00      $2,689.62       10.000000        10.40%

 Date Of Inception*      $1,000.00      $3,035.96       10.523300        11.13%


*Date Of Inception:  March 25, 1985

                 BENHAM TARGET MATURITIES TRUST - 2000 PORTFOLIO
                           AVERAGE ANNUAL TOTAL RETURN
                               SEPTEMBER 30, 1995



                               [GRAPHIC OMITTED]


P     =   A hypothetical initial payment of $1,000.

ERV   =   Ending  redeemable value of a hypothetical  $1,000 payment made at the beginning of the period.

N     =   Number of years.

T     =   Average annual total return.



                             P             ERV               N            T
                          ---------     ---------       ---------      -------
Calculation:

 One Year                 $1,000.00     $1,148.40        1.000000       14.84%

 Five Years               $1,000.00     $1,782.89        5.000000       12.26%

 Ten Years                $1,000.00     $3,579.18       10.000000       13.60%

 Date Of Inception*       $1,000.00     $3,941.11       10.523300       13.92%

*Date Of Inception:  March 25, 1985

                 BENHAM TARGET MATURITIES TRUST - 2005 PORTFOLIO
                           AVERAGE ANNUAL TOTAL RETURN
                               SEPTEMBER 30, 1995


                               [GRAPHIC OMITTED]




P      =    A hypothetical initial payment of $1,000.

ERV    =    Ending  redeemable value of a hypothetical  $1,000 payment made at the beginning of the period.

N      =    Number of years.

T      =    Average annual total return.






                            P               ERV              N            T
                        ----------       ---------       ---------      ------
Calculation:

 One Year               $1,000.00        $1,251.60        1.000000      25.16%

 Five Years             $1,000.00        $2,040.38        5.000000      15.33%

 Ten Years              $1,000.00        $4,426.67       10.000000      16.04%

 Date Of Inception*     $1,000.00        $4,767.72       10.523300      16.00%


*Date Of Inception:  March 25, 1985

                 BENHAM TARGET MATURITIES TRUST - 2010 PORTFOLIO
                           AVERAGE ANNUAL TOTAL RETURN
                               SEPTEMBER 30, 1995



                               [GRAPHIC OMITTED]




P      =   A hypothetical initial payment of $1,000.

ERV    =   Ending  redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N      =   Number of years.

T      =   Average annual total return.






                             P             ERV               N             T
                        ---------        ---------       ---------       ------
Calculation:

 One Year               $1,000.00        $1,330.60        1.000000       33.06%

 Five Years             $1,000.00        $2,197.14        5.000000       17.05%

 Ten Years              $1,000.00        $4,986.44       10.000000       17.43%

 Date Of Inception*     $1,000.00        $5,375.42       10.523300       17.33%


*Date Of Inception:  March 25, 1985

                 BENHAM TARGET MATURITIES TRUST - 2015 PORTFOLIO
                           AVERAGE ANNUAL TOTAL RETURN
                               SEPTEMBER 30, 1995



                               [GRAPHIC OMITTED]


P      =   A hypothetical initial payment of $1,000.

ERV    =   Ending  redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N      =   Number of years.

T      =   Average annual total return.






                            P               ERV              N              T
                        ---------        ---------        --------        ------
Calculation:

 One Year               $1,000.00        $1,412.90        1.000000        41.29%

 Five Years             $1,000.00        $2,341.57        5.000000        18.55%

 Ten Years

 Date Of Inception*     $1,000.00        $2,559.04        9.082200        10.90%


*Date Of Inception:  September 1, 1986

                 BENHAM TARGET MATURITIES TRUST - 2020 PORTFOLIO
                           AVERAGE ANNUAL TOTAL RETURN
                               SEPTEMBER 30, 1995



                               [GRAPHIC OMITTED]


P      =   A hypothetical initial payment of $1,000.

ERV    =   Ending  redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N      =   Number of years.

T      =   Average annual total return.


                              P            ERV               N            T
                          ---------      ---------        --------      ------
Calculation:

 One Year                 $1,000.00      $1,470.50        1.000000      47.05%

 Five Years               $1,000.00      $2,333.68        5.000000      18.47%

 Ten Years

 Date Of Inception*       $1,000.00      $1,873.15        5.756200      11.52%


*Date Of Inception:  December 29, 1989

                 BENHAM TARGET MATURITIES TRUST - 1995 PORTFOLIO

                                YIELD CALCULATION
                               SEPTEMBER 30, 1995



                               [GRAPHIC OMITTED]



A = Investment income earned during the period.

B = Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =                $321,880.03

         B =                 $40,721.98

         C =                 699,354.787

         D =                    $100.51

         Yield =                   4.85%

                 BENHAM TARGET MATURITIES TRUST - 2000 PORTFOLIO
                                YIELD CALCULATION
                               SEPTEMBER 30, 1995


                               [GRAPHIC OMITTED]



A = Investment income earned during the period.

B = Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =              $1,496,894.25

         B =                $158,276.30

         C =               3,849,645.011

         D =                     $76.86

         Yield =                   5.49%

                 BENHAM TARGET MATURITIES TRUST - 2005 PORTFOLIO
                                YIELD CALCULATION
                               SEPTEMBER 30, 1995



                               [GRAPHIC OMITTED]



A = Investment income earned during the period.

B = Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =                $952,184.09

         B =                 $99,826.06

         C =               3,123,444.106

         D =                     $56.61

         Yield =                   5.85%

                 BENHAM TARGET MATURITIES TRUST - 2010 PORTFOLIO
                                YIELD CALCULATION
                               SEPTEMBER 30, 1995



                               [GRAPHIC OMITTED]




A = Investment income earned during the period.

B = Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =                $520,799.10

         B =                 $52,270.03

         C =               2,204,968.364

         D =                     $42.14

         Yield =                   6.13%

                 BENHAM TARGET MATURITIES TRUST - 2015 PORTFOLIO
                                YIELD CALCULATION
                               SEPTEMBER 30, 1995



                               [GRAPHIC OMITTED]




A = Investment income earned during the period.

B = Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =                $653,883.12

         B =                 $64,089.71

         C =               3,540,263.870

         D =                     $32.20

         Yield =                   6.29%

                 BENHAM TARGET MATURITIES TRUST - 2020 PORTFOLIO
                                YIELD CALCULATION
                               SEPTEMBER 30, 1995


                               [GRAPHIC OMITTED]




A = Investment income earned during the period.

B = Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =              $2,807,625.99

         B =                $263,123.89

         C =              21,735,754.135

         D =                     $22.47

         Yield =                   6.33%